Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Ingredion Incorporated:

We consent to the incorporation by reference in the registration statements (Nos. 333-43525, 333-71573, 333-75844, 333-33100, 333-105660, 333-113746, 333-129498, 333-143516, 333-160612, 333-171310, 333-208668, 333-43479, and 333-235579) on Form S-8 and to the incorporation by reference in the registration statement (No. 333-233854) on Form S-3 of Ingredion Incorporated of our report dated February 19, 2020, with respect to the consolidated balance sheets of Ingredion Incorporated as of December 31, 2019 and 2018, the related consolidated statements of income, comprehensive income (loss), equity and redeemable equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2019, which report appears in the December 31, 2019 annual report on Form 10-K of Ingredion Incorporated.

Our report refers to a change in the method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Codification Topic 842, Leases.

/s/ KPMG LLP

Chicago, Illinois
February 19, 2020